UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36603	46-3337365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Series A common stock	LTRPA	The Nasdaq Stock Market LLC
Series B common stock	LTRPB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On March 26, 2020, pursuant to the Investment Agreement, dated as of March 15, 2020 (the “Investment Agreement”), among Liberty TripAdvisor Holdings, Inc. (“Liberty TripAdvisor”), Certares Holdings LLC, Certares Holdings (Blockable) LLC and Certares Holdings (Optional) LLC (collectively, the “Assignor”) and solely for the purposes of certain provisions specified therein, Gregory B. Maffei, as assigned pursuant to the Assignment and Assumption Agreement, dated as of March 26, 2020, by and among the Assignor and Certares LTRIP LLC (the “Purchaser”), Liberty TripAdvisor issued and sold to the Purchaser 325,000 shares of Liberty TripAdvisor’s newly-created 8% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), for a purchase price of $1,000 per share.

The net proceeds from the investment were used to repay a portion of the outstanding balance under Liberty TripAdvisor’s existing margin loan as described in Item 8.01 in Liberty TripAdvisor’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 16, 2020 (the “Prior 8-K”). The remaining balance of the margin loan was repaid with cash on hand and $34 million of secured borrowings against an agreement establishing the terms and conditions of a variable forward transaction with Credit Suisse Capital LLC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2020, the total authorized number of directorships constituting the board of directors of Liberty TripAdvisor (the “Liberty TripAdvisor Board”) was automatically increased by one pursuant to the Certificate of Designations for the Series A Preferred Stock (the “Certificate of Designations”). Effective March 26, 2020, the Purchaser, as the holder of a majority of the outstanding shares of Series A Preferred Stock, appointed M. Gregory O’Hara, Founder and Senior Managing Director of Certares Management LLC, as the Series A Preferred Threshold Director (as defined in the Certificate of Designations). The Liberty TripAdvisor Board also appointed Mr. O’Hara as its Vice Chairman. Following Mr. O’Hara’s appointment, the Liberty TripAdvisor Board has a total of seven directors.

As the Series A Preferred Threshold Director, Mr. O’Hara will not be subject to the board classification provisions of Liberty TripAdvisor’s Restated Certificate of Incorporation and will serve on the Liberty TripAdvisor Board until his removal or resignation.  Mr. O’Hara may be removed only by the holders of a majority of the outstanding shares of Series A Preferred Stock. In addition, Mr. O’Hara’s term will automatically expire, and the outstanding directorships of the Liberty TripAdvisor Board will be automatically reduced by one, when less than 25% of the original aggregate liquidation value of the Series A Preferred Stock remains outstanding.

Mr. O’Hara will receive the same compensation as Liberty TripAdvisor’s other nonemployee directors, which is summarized in Liberty TripAdvisor’s proxy statement for the annual meeting of stockholders held on May 23, 2019, which was filed with the SEC on April 18, 2019.

The description of the Investment Agreement set forth in Item 1.01 in the Prior 8-K is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020

LIBERTY TRIPADVISOR HOLDINGS, INC.

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

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